UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

AYRO, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AYRO, Inc.
900 E. Old Settlers Boulevard, Suite 100

Round Rock, Texas 78664
Telephone: (512) 994-4917

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBR 17, 2020

Explanatory Note: This proxy statement supplement dated November 23, 2020 supplements the definitive proxy statement on Schedule 14A (together with subsequent supplements, the “Proxy Statement”) of AYRO, Inc. (the “Company”) dated November 9, 2020 and made available to stockholders in connection with the annual meeting of stockholders to be held on December 17, 2020 (the “Annual Meeting”). Except as specifically supplemented by the information contained in this supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

In the Proxy Statement, the Company inadvertently reported the incorrect number of shares of common stock outstanding as of November 2, 2020, the record date for the Annual Meeting (the “Record Date”), to be 24,298,333 shares at the close of business on the Record Date. The correct number of shares of common stock outstanding as of the Record Date is 24,207,664. The Proxy Statement also inadvertently reported the incorrect total voting power of holders of common stock and Series H-6 Convertible Preferred Stock (“Series H-6 Preferred Stock”) at the close of business on the Record Date to be 24,299,255 shares. On the Record Date, such holders held a total voting power of 24,208,586 shares.

In addition, based on the correct number of shares of common stock outstanding as of the Record Date, the current executive officers and directors of the Company, as a group, beneficially owned 15.8% of the Company’s common stock, not 15.7%, as reported in the Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 17, 2020:

This supplement, the Proxy Statement, our official notice of Annual Meeting of Stockholders and the Company’s 2019 Annual Report to stockholders are available at www.proxyvote.com. Additionally, you can find a copy of the Company’s Annual Report on Form 10-K, as amended on Form 10-K/A, on the website of the SEC at www.sec.gov.